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                                                                    EXHIBIT 99.1



                                  PRESS RELEASE

                                                CONTACT:   DAVID S. HICKMAN
                                                Telephone: (517) 423-1700
                                                Date:      June 14, 2004

                                                FOR IMMEDIATE RELEASE


     UNITED BANCORP, INC., DECLARES CASH DIVIDEND FOR SECOND QUARTER OF 2004

         TECUMSEH - On June 8, 2004, the board of directors of United Bancorp, Inc., parent company of United Bank & Trust and United Bank & Trust - Washtenaw, declared a second quarter cash dividend of 34 cents per share, payable July 30, 2004, to shareholders of record July 12, 2004.

         This represents the same regular amount paid in the first quarter of this year; however, the second quarter dividend payment represents a 5% increase in cash dividends and is reflective of the new shares that resulted from the stock dividend of May 28, 2004.


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